PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                Six Months Ended
                                                                    June 30,
                                                            --------------------------
                                                              2005            2004
                                                            -----------    -----------
                                                        (amounts in thousands, except ratios)

Net income...........................................        $ 204,677      $ 161,427
     Add:  Minority interest in income...............           19,112         30,377
     Less:  Minority interests in income which do not
        have fixed charges...........................           (9,100)        (8,416)

        Less: Equity in earnings of investments......          (10,529)        (8,462)
        Add:  Cash distributions from investments....           11,496          9,902
        Less:  Impact of Discontinued Operations.....           (1,101)           517
                                                            -----------    -----------
Adjusted net income..................................          214,555        185,345
     Interest expense................................            3,457            100
                                                            -----------    -----------
Total earnings available to cover fixed charges......        $ 218,012      $ 185,445
                                                            ===========    ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................        $   4,801      $   2,137
                                                            ===========    ===========
Cumulative Preferred Stock dividends.................        $  82,560      $  76,822
Preferred partnership unit distributions.............            8,965         19,731
                                                            -----------    -----------
Total preferred distributions, prior to EITF Topic D-42         91,525         96,553
     Allocations pursuant to EITF Topic D-42                     2,778          5,786
                                                            -----------    -----------
Total preferred distributions, including EITF Topic D-42     $  94,303      $ 102,339
                                                            ===========    ===========
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............        $  96,326      $  98,690
                                                            ===========    ===========
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............        $  99,104      $ 104,476
                                                            ===========    ===========
 Ratio of earnings to fixed charges..................            45.41x         86.78x
                                                            ===========    ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.             2.26x          1.88x
                                                            ===========    ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42             2.20x          1.78x
                                                            ===========    ===========


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                  For the Year Ended December 31,
                                                            ------------------------------------------------------------------------
                                                                2004           2003            2002           2001          2000
                                                            ------------   -----------     -----------    ------------   -----------
                                                                              (amounts in thousands, except ratios)
Net income...........................................        $ 366,213      $ 336,653       $ 318,738      $ 324,208      $ 297,088
     Add:  Minority interest in income...............           49,913         43,703          44,087         46,015         38,356
     Less:  Minority interests in income which do not
        have fixed charges...........................          (17,099)       (13,610)        (14,307)       (11,243)       (10,549)

        Less: Equity in earnings of investments......          (22,564)       (24,966)        (29,888)       (38,542)       (39,319)
        Add:  Cash distributions from investments....           20,961         17,754          19,496         24,124         16,984
        Less:  Impact of Discontinued Operations.....            1,555         (3,149)         11,808          1,632          1,450
                                                            ------------   -----------     -----------    ------------   -----------
Adjusted net income..................................          398,979        356,385         349,934        346,194        304,010
     Interest expense................................              760          1,121           3,809          3,227          3,293
                                                            ------------   -----------     -----------    ------------   -----------
Total earnings available to cover fixed charges......        $ 399,739      $ 357,506       $ 353,743      $ 349,421      $ 307,303
                                                            ============   ===========     ===========    ============   ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................        $   4,377      $   7,131       $  10,322      $  12,219      $  13,071
                                                            ============   ===========     ===========    ============   ===========
Cumulative Preferred Stock dividends.................        $ 157,925      $ 146,196       $ 148,926      $ 117,979      $ 100,138
Preferred partnership unit distributions.............           30,423         26,906          26,906         31,737         24,859
                                                            ------------   -----------     -----------    ------------   -----------
Total preferred distributions, prior to EITF Topic D-42        188,348        173,102         175,832        149,716        124,997
     Allocations pursuant to EITF Topic D-42                    10,787          7,120           6,888         14,835              -
                                                            ------------   -----------     -----------    ------------   -----------
Total preferred distributions, including EITF Topic D-42     $ 199,135      $ 180,222       $ 182,720      $ 164,551      $ 124,997
                                                            ============   ===========     ===========    ============   ===========
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............        $ 192,725      $ 180,233       $ 186,154      $ 161,935      $ 138,068
                                                            ============   ===========     ===========    ============   ===========
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............        $ 203,512      $ 187,353       $ 193,042      $ 176,770      $ 138,068
                                                            ============   ===========     ===========    ============   ===========
 Ratio of earnings to fixed charges..................            91.33x         50.13x          34.27x         28.60x         23.51x
                                                            ============   ===========     ===========    ============   ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.             2.07x          1.98x           1.90x          2.16x          2.23x
                                                            ============   ===========     ===========    ============   ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42             1.96x          1.91x           1.83x          1.98x          2.23x
                                                            ============   ===========     ===========    ============   ===========


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):


                                                                            Six Months Ended
                                                                                June 30,
                                                                        -------------------------
                                                                           2005          2004
                                                                        ------------  ------------
                                                                   (amounts in thousands, except ratios)

Net income...........................................................    $ 204,677     $ 161,427
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................          (53)            -
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................       (1,575)        1,017
     Add:  Depreciation and amortization (including discontinued
        operations)..................................................       96,287        91,914
     Less: Depreciation allocable to minority interests..............       (2,543)       (3,294)
     Add:  Depreciation included in equity in earnings of real estate
        entities.....................................................       17,443        16,534
     Add:  Minority interest - preferred.............................        9,839        21,794
     Add:  Interest expense..........................................        3,457           100
                                                                        ------------  ------------
EBITDA available to cover fixed charges..............................    $ 327,532      $289,492
                                                                        ============  ============
 Total fixed charges - interest expense (including capitalized
   interest).........................................................     $   4,801     $   2,137
                                                                        ============  ============
Cumulative Preferred Stock dividends.................................     $  82,560     $  76,822
Preferred partnership unit distributions.............................         8,965        19,731
                                                                        ------------  ------------
Total preferred distributions, prior to EITF Topic D-42..............        91,525        96,553
     Allocations pursuant to EITF Topic D-42.........................         2,778         5,786
                                                                        ------------  ------------
Total preferred distributions, including EITF Topic D-42.............     $  94,303     $ 102,339
                                                                        ============  ============
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................     $  96,326     $  98,690
                                                                        ============  ============
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................     $  99,104     $ 104,476
                                                                        ============  ============
 Ratio of earnings to fixed charges..................................        68.22x       135.47x
                                                                        ============  ============
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................         3.40x         2.93x
                                                                        ============  ============
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................         3.30x         2.77x
                                                                        ============  ============


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):



                                                                                          For the Year Ended December 31,
                                                                        ----------------------------------------------------------
                                                                            2004        2003        2002         2001        2000
                                                                        -----------  ----------  ----------  -----------  ----------
                                                                                            (amounts in thousands, except ratios)

Net income...........................................................    $ 366,213   $ 336,653   $ 318,738   $ 324,208    $ 297,088
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................       (2,288)     (5,378)      2,541      (4,091)        (576)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................       (4,544)       (187)     (3,737)          -       (3,210)
     Add:  Depreciation and amortization (including discontinued
        operations)..................................................      184,345     188,003     181,648     168,061      148,967
     Less: Depreciation allocable to minority interests..............       (6,046)     (6,328)     (8,087)     (7,847)      (7,138)
     Add:  Depreciation included in equity in earnings of real estate       33,720      27,753      27,078      25,096       21,825
        entities.....................................................
     Add:  Minority interest - preferred.............................       32,486      26,906      26,906      31,737       24,859
     Add:  Interest expense..........................................          760       1,121       3,809       3,227        3,293
                                                                        -----------  ----------  ----------  -----------  ----------
EBITDA available to cover fixed charges..............................    $ 604,646   $ 568,543   $ 548,896   $ 540,391    $ 485,108
                                                                        ===========  ==========  ==========  ===========  ==========
 Total fixed charges - interest expense (including capitalized
   interest).........................................................    $   4,377   $   7,131   $  10,322   $  12,219    $  13,071
                                                                        ===========  ==========  ==========  ===========  ==========
Cumulative Preferred Stock dividends.................................    $ 157,925   $ 146,196   $ 148,926   $ 117,979    $ 100,138
Preferred partnership unit distributions.............................       30,423      26,906      26,906      31,737       24,859
                                                                        -----------  ----------  ----------  -----------  ----------
Total preferred distributions, prior to EITF Topic D-42..............      188,348     173,102     175,832     149,716      124,997
     Allocations pursuant to EITF Topic D-42.........................       10,787       7,120       6,888      14,835            -
                                                                        -----------  ----------  ----------  -----------  ----------
Total preferred distributions, including EITF Topic D-42.............    $ 199,135   $ 180,222   $ 182,720   $ 164,551    $ 124,997
                                                                        ===========  ==========  ==========  ===========  ==========
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................    $ 192,725   $ 180,233   $ 186,154   $ 161,935    $ 138,068
                                                                        ===========  ==========  ==========  ===========  ==========
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................    $ 203,512   $ 187,353   $ 193,042   $ 176,770    $ 138,068
                                                                        ===========  ==========  ==========  ===========  ==========
 Ratio of earnings to fixed charges..................................      138.14x      79.73x      53.18x      44.23x       37.11x
                                                                        ===========  ==========  ==========  ===========  ==========
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................        3.14x       3.15x       2.95x       3.34x        3.51x
                                                                        ===========  ==========  ==========  ===========  ==========
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................        2.97x       3.03x       2.84x       3.06x        3.51x
                                                                        ===========  ==========  ==========   =========== ==========



(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12